UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2014
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA		98102
(Address of principal executive offices)	Registrant’s telephone number, including area code	(Zip Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Pursuant to our Articles of Incorporation, as most recently amended on February 22, 2010, we are authorized to issue up to 5,000,000 shares of preferred stock. On December 27, 2013, our Board of Directors approved the creation of a class of up to 1,250,000 preferred stock, par value $0.001, called Series A Convertible Preferred Stock, and on January 6, 2014 we filed a Certificate of Designation for this class of stock with the Nevada Secretary of State.  Under the terms of the Certificate of Designation, the Series A Convertible Preferred Stock:

●	rank pari passu to the common stock with respect to rights on liquidation, winding up and dissolution;

●	have no dividend rights except as may be declared by the Board in its sole and absolute discretion;

●	Stock shall have the right to cast one thousand (1,000) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock; and

●
shall automatically convert into shares of common stock upon the occurrence of a reverse stock split of the Corporation’s common stock in which every 100 shares of the Corporation’s common stock outstanding at the time that this certificate of designation was filed with the Secretary of State of Nevada is exchanged for one share of the Corporation’s common stock, with each share of Series A Convertible Preferred Stock converting into five (5) shares of the Corporation’s common stock (such number to be after the 100:1 reverse stock split).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d)Exhibits.

Exhibit	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation, dated February 22, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, dated February 26, 2010)
3.2	Certificate of Designation for Series A Convertible Preferred Stock, dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: January 6, 2014	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO